      As filed with the Securities and Exchange Commission on June 18, 1999

                                                   Registration No. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             STUDENT ADVANTAGE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                           04-3263743
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)


    280 SUMMER STREET, BOSTON, MA                                 02210
(Address of Principal Executive Offices)                        (Zip Code)


                    1995 STOCK OPTION/STOCK ISSUANCE PLAN FOR
             FORMER UNIVERSITY NETCASTING, INC. STOCK OPTION HOLDERS
                            (Full Title of the Plan)


                              RAYMOND V. SOZZI, JR.
                       CHAIRMAN OF THE BOARD OF DIRECTORS,
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             STUDENT ADVANTAGE, INC.
                                280 SUMMER STREET
                                BOSTON, MA 02210
                     (Name and Address of Agent for Service)

                                 (617) 912-2011
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

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                                    Proposed       Proposed
   Title of                          Maximum       Maximum
  Securities          Amount        Offering      Aggregate         Amount of
    to be             to be           Price        Offering        Registration
  Registered        Registered      Per Share       Price              Fee
--------------------------------------------------------------------------------

Common Stock,         24,087         $8.00(1)    $192,696(1)          $54
$.01 par value        shares
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(1) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the Public Offering Price set forth in the Prospectus, dated June 17, 1999, relating to the Registrant's initial public offering of Common Stock.

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PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the Registrant's 1995 Stock Option/Stock Issuance Plan for Former University Netcasting, Inc. Stock Option Holders pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.


         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The Assistant Secretary of the Corporation, Mark G. Borden, Esq., is a senior partner at Hale and Dorr LLP, counsel to the Corporation. Hale and Dorr LLP has opined as to the securities being offered by this Registration Statement.


         Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         The Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, unless it is determined that he did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         The Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Restated Certificate of Incorporation. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees and associated legal expenses), judgments, fines and amounts paid in settlement amounts, actually and reasonably incurred by any such person's services as a director or officer of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant, if such officer or director acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to the best interests of the Registrant and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

         Item 8.  EXHIBITS

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.  UNDERTAKINGS

                  1.       The Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)      To include any prospectus required
                  by Section 10(a)(3) of the Securities Act;

                                    (ii)     To reflect in the prospectus any
                  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii)    To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on June 18, 1999.



                                       STUDENT ADVANTAGE, INC.



                                       By: /s/ Raymond V. Sozzi, Jr.
                                          --------------------------------------
                                           Raymond V. Sozzi, Jr.
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Student Advantage, Inc. hereby severally constitute Raymond V. Sozzi, Jr., Christopher B. Andrews and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Student Advantage, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                          Date
      ---------                       -----                          ----


/s/ Raymond V. Sozzi, Jr.      Chairman of the Board              June 18, 1999
----------------------------   of Directors, President
Raymond V. Sozzi, Jr.          and Chief Executive
                               Officer (Principal
                               Executive Officer)


/s/ Christopher B. Andrews     Vice President, Finance            June 18, 1999
----------------------------   and Administration,
Christopher B. Andrews         Treasurer and Secretary
                               (Principal Financial and
                               Accounting Officer)


/s/ John M. Connolly           Director                           June 18, 1999
----------------------------
John M. Connolly


/s/ William S. Kaiser          Director                           June 18, 1999
----------------------------
William S. Kaiser


/s/ John Katzman               Director                           June 18, 1999
----------------------------
John Katzman


/s/ Marc Turtletaub            Director                           June 18, 1999
----------------------------
Marc Turtletaub

                                  EXHIBIT INDEX


 Exhibit
 Number                            Description
 ------                            -----------


    4.1 (1)       Certificate of Incorporation of the Registrant

    4.2 (1)       By-Laws of the Registrant

    4.3 (1)       Specimen Certificate for Common Stock of the Registrant

    5             Opinion of Hale and Dorr LLP

   23.1           Consent of Hale and Dorr LLP (included in Exhibit 5)

   23.2           Consent of PricewaterhouseCoopers LLP

   23.3           Consent of PricewaterhouseCoopers LLP

   23.4           Consent of PricewaterhouseCoopers LLP

   23.5           Consent of PricewaterhouseCoopers LLP

   24 Power of Attorney (included in the signature pages of this Registration Statement)






















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(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-75807).